UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

THE PANTRY, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THE PANTRY, INC.

1801 Douglas Drive

P.O. Box 1410

Sanford, North Carolina 27330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 29, 2007

You are cordially invited to attend the Annual Meeting of Stockholders of The Pantry, Inc., which will be held on Thursday, March 29, 2007 at 10:00 a.m. Eastern Standard Time, at the Embassy Suites Hotel and Conference Center, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513, for the following purposes:

•	To elect ten nominees to serve as directors each for a term of one year or until his or her successor is duly elected and qualified;

•	To approve The Pantry, Inc. 2007 Omnibus Plan;

•	To ratify the appointment of Deloitte & Touche LLP as our and our subsidiaries’ independent public accountants for the fiscal year ending September 27, 2007; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on February 8, 2007, are entitled to notice of and to vote at the annual meeting and any and all adjournments or postponements thereof.

Your vote is very important. A proxy card is enclosed for the convenience of those stockholders who do not plan to attend the annual meeting in person but desire to have their shares voted. If you do not plan to attend the annual meeting, please complete and return the proxy card as soon as possible in the envelope provided for that purpose. If you return your card and later decide to attend the annual meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors

Daniel J. Kelly

Vice President, Finance, Chief Financial Officer and Secretary

Sanford, North Carolina

January 26, 2007

THE PANTRY, INC.

1801 Douglas Drive

P.O. Box 1410

Sanford, North Carolina 27330

PROXY STATEMENT

GENERAL INFORMATION

Our board of directors is mailing this Proxy Statement and the accompanying proxy card to stockholders on or about February 13, 2007, in connection with the solicitation of proxies by us for use at the annual meeting of stockholders to be held at the Embassy Suites Hotel and Conference Center, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513, on Thursday, March 29, 2007, at 10:00 a.m. Eastern Standard Time, and at all adjournments or postponements thereof.

ANNUAL MEETING

Purposes of Annual Meeting

The principal purposes of the annual meeting are to:

•	elect ten nominees to serve as directors each for a term of one year or until his or her successor is duly elected and qualified;

•	approve The Pantry, Inc. 2007 Omnibus Plan;

•	ratify the action of the audit committee of our board of directors in appointing Deloitte & Touche LLP as our and our subsidiaries’ independent public accountants for the 2007 fiscal year; and

•	transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors knows of no other matters other than those stated above to be brought before the annual meeting. Under our Bylaws, any stockholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give written notice of the proposal by a certain date. No timely proposals have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission (the “SEC”) the accompanying proxy cannot be voted for more than ten nominees.

Voting

Pursuant to our Bylaws, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the annual meeting will be necessary and sufficient to constitute a quorum for the transaction of business. Once a quorum is established at the annual meeting, the vote required to approve each proposal is set forth below:

• Proposal 1: “Election of Directors”	a plurality of the votes cast at the annual meeting and entitled to vote thereon

• Proposal 2: “Approval of The Pantry, Inc. 2007 Omnibus Plan”	the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote

• Proposal 3: “Ratification of Appointment of Independent Public Accountants”; and any other matter to properly come before the annual meeting	the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote

“Plurality” means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will not be included in determining which nominees receive the highest number of votes.

Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by stockholders, abstentions will have the same effect as negative votes for Proposal 2 and Proposal 3.

Proxy Cards

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying “Notice of Annual Meeting of Stockholders” and in such manner as the proxyholders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

•	attending the annual meeting and voting in person;

•	delivering a written revocation to our Secretary; or

•	delivering a proxy in accordance with applicable law bearing a later date to our Secretary at least 10 days but not more than 60 days before the meeting.

Record Date and Persons Entitled to Vote

Our board of directors has fixed the close of business on February 8, 2007, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and all adjournments or postponements thereof. As of the close of business on January 25, 2007, there were 22,687,240 shares of our common stock outstanding. On all matters to come before the annual meeting, each holder of common stock will be entitled to vote at the annual meeting and will be entitled to one vote for each share owned.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of January 25, 2007, regarding shares of our common stock owned of record or known to us to be beneficially owned by:

•	each of our directors;

•	our chief executive officer and each of the named executive officers (as defined below);

•	all those known by us to beneficially own more than 5% of our outstanding common stock; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated:

•	the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable; and

•	the address of each of the stockholders listed in this table is as follows: c/o The Pantry, Inc., P.O. Box 1410, 1801 Douglas Drive, Sanford, North Carolina 27330.

The percentages shown below have been calculated based on 22,687,240 total shares of common stock outstanding as of January 25, 2007.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
Chilton Investment Company, LLC(2)	4,369,834	19.3%
T. Rowe Price Associates, Inc.(3)	1,742,800	7.7%
Barclays Global Investors, N.A.(4)	1,286,900	5.7%
Peter J. Sodini(5)	105,000	*
Steven J. Ferreira(6)	39,000	*
Daniel J. Kelly (7)	25,333	*
David M. Zaborski(8)	26,999	*
Joseph A. Krol(9)	34,390	*
Robert F. Bernstock(10)	3,333	*
Paul L. Brunswick(11)	8,667	*
Wilfred A. Finnegan	—	*
Edwin J. Holman(12)	3,333	*
Terry L. McElroy(13)	4,533	*
Mark D. Miles(14)	3,333	*
Bryan E. Monkhouse(15)	5,001	*
Thomas M. Murnane(16)	10,000	*
Maria C. Richter	—	*
All directors and executive officers as a group (15 individuals)(17)	234,532	1.0%

*	Less than 1.0%.
(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of January 25, 2007, through the exercise of any stock option or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Such shares are described below as being subject to presently exercisable stock options.
(2)	Based on a Schedule 13G (Amendment No. 6) filed with the SEC on February 14, 2006. The business address of Chilton Investment Company, LLC is 1266 East Main Street, 7th Floor, Stamford, Connecticut 06902.
(3)	Based on a Schedule 13G filed with the SEC on February 14, 2006. The business address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole dispositive power over all shares it holds, but sole voting power over only 322,800 shares that it holds.
(4)

Based on a Schedule 13G filed with the SEC on January 23, 2007. The Schedule 13G indicates that 947,719 shares are beneficially owned by Barclays Global Investors, N.A., and 339,181 shares are beneficially owned by Barclays Global Fund Advisors (“BGFA”). The Schedule 13G also indicates that (i) Barclays

Global Investors, N.A. has sole dispositive power over all shares it holds, but sole voting power over only 876,973 of the shares it holds; (ii) BGFA has sole voting and dispositive power over all shares it holds; and (iii) all shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. It is our understanding that BGFA is a subsidiary of Barclays Global Investors, N.A., whose ultimate parent is Barclays PLC. The business address of each of Barclays Global Investors, N.A. and BGFA is 45 Fremont Street, San Francisco, California 94105.

(5)	Includes 100,000 shares of common stock subject to presently exercisable stock options.
(6)	Includes 39,000 shares of common stock subject to presently exercisable stock options.
(7)	Includes 25,333 shares of common stock subject to presently exercisable stock options.
(8)	Includes 26,999 shares of common stock subject to presently exercisable stock options.
(9)	Includes 34,390 shares of common stock subject to presently exercisable stock options.
(10)	Includes 3,333 shares of common stock subject to presently exercisable stock options.
(11)	Includes 333 shares of common stock owned jointly with Mr. Brunswick’s spouse and 8,334 shares of common stock subject to presently exercisable stock options.
(12)	Includes 3,333 shares of common stock subject to presently exercisable stock options.
(13)	Includes 3,333 shares of common stock subject to presently exercisable stock options.
(14)	Includes 3,333 shares of common stock subject to presently exercisable stock options.
(15)	Includes 5,001 shares of common stock subject to presently exercisable stock options.
(16)	Includes 10,000 shares of common stock subject to presently exercisable stock options.
(17)	Includes 227,999 shares of common stock subject to presently exercisable stock options.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our chief executive officer, other key executives and principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that are provided to them and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified.

Our board of directors, in its business judgment, has made an affirmative determination that each of Robert F. Bernstock, Paul L. Brunswick, Wilfred A. Finnegan, Edwin J. Holman, Terry L. McElroy, Mark D. Miles, Bryan E. Monkhouse, Thomas M. Murnane and Maria C. Richter meet the definition of “independent director” as that term is defined by applicable Nasdaq Marketplace Rules.

There are no family relationships among our directors or executive officers. There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

To our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board Meetings

Our board of directors met seven times during fiscal 2006. Each incumbent director attended 75% or more of the aggregate of the board meetings (held during the period for which the director was in office) and committee meetings (held during the period for which the director was in office) of the board of which the director was a member. During fiscal 2006, our independent directors held four meetings separate from management.

Policy on Attendance at Annual Meetings of Stockholders.    We do not have a stated policy, but encourage our directors to attend each annual meeting of stockholders. At last year’s annual meeting of stockholders, held on March 30, 2006, two of our directors were present and in attendance.

Board Committees

The board has four standing committees: the executive committee, the audit committee, the compensation and organization committee and the corporate governance and nominating committee.

Executive Committee.    The executive committee was established by our board of directors for the purpose of evaluating and approving certain defined transactions and new major supplier/vendor agreements between regular meetings of the board of directors. The members of the executive committee are Peter J. Sodini (Chairperson), Wilfred A. Finnegan, Edwin J. Holman, Terry L. McElroy, Thomas M. Murnane and Maria C. Richter.

Audit Committee.    The audit committee was established by our board of directors for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. The responsibilities of the audit committee are set forth in the Fourth Amended and Restated Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A, and which is available on our website at www.thepantry.com. These responsibilities include, without limitation, (i) reviewing our systems of internal control over financial reporting with management and the independent public accountants, (ii) overseeing our internal audit function, (iii) selecting and evaluating our independent public accountants and approving the fees paid for audit and non-audit services, (iv) reviewing our financial statements and audit letters provided by our independent public accountants and (v) reviewing and approving all “related party transactions” as defined in Item 404 of Regulation S-K.

The members of the audit committee are Paul L. Brunswick (Chairperson), Wilfred A. Finnegan, Bryan E. Monkhouse and Thomas M. Murnane. Our board of directors, in its business judgment, has made an affirmative determination that each member of the audit committee is an “independent director” as that term is defined by applicable Nasdaq Marketplace Rules, including the special independence requirements applicable to audit committee members. Our board of directors has also determined that Mr. Brunswick is an “audit committee financial expert” as such term is defined in the Exchange Act.

The audit committee met eight times during fiscal 2006. For additional information regarding the audit committee, see the “Audit Committee Report” below.

As part of our commitment to the highest standards of ethics and business conduct, in addition to establishing our audit committee to provide oversight of our accounting and financial reporting processes, we have also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. Our Code of Business Conduct and Ethics (a copy of which is available on our website at www.thepantry.com) is available free of charge upon written request to the attention of our Secretary, by mail addressed to The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330, or by telephone at (919) 774-6700.

Compensation and Organization Committee.    The compensation and organization committee is responsible for recommending compensation arrangements for our officers to our board of directors and reviewing our compensation plans and policies. The members of the compensation and organization committee are Robert F. Bernstock, Edwin J. Holman (Chairperson), Terry L. McElroy and Mark D. Miles. None of the members of the compensation and organization committee are employed by us, and our board of directors, in its business judgment, has determined that each member of the compensation and organization committee is an “independent director” as that term is defined by applicable Nasdaq Marketplace Rules.

The compensation of our chief executive officer and each of our executive officers for fiscal 2007 was unanimously approved by the board of directors, including unanimous approval by the compensation and organization committee. During fiscal 2006, Mr. Sodini participated in board of director deliberations regarding the compensation of our executive officers (other than himself). The compensation and organization committee met seven times in fiscal 2006. For additional information regarding the compensation and organization committee, see the “Compensation and Organization Committee Report” below.

Corporate Governance and Nominating Committee.    Our board of directors has established a corporate governance and nominating committee to assist the board by (i) identifying and evaluating individuals qualified to become members of the board of directors and recommending qualified individuals for nomination to the board of directors and to each of its committees and (ii) ensuring the highest standards of good corporate governance by, among other things, reviewing and evaluating our corporate governance policies and procedures and recommending to the board of directors any changes to such policies and procedures that it deems necessary.

The members of the corporate governance and nominating committee are Thomas M. Murnane (Chairperson), Robert F. Bernstock, Paul L. Brunswick, Mark D. Miles, Bryan E. Monkhouse and Maria C. Richter. Our board of directors, in its business judgment, has determined that each member of the corporate governance and nominating committee is an “independent director” as that term is defined by applicable Nasdaq Marketplace Rules. The corporate governance and nominating committee met seven times in fiscal 2006.

The corporate governance and nominating committee acts under a written charter (a copy of which is available on our website at www.thepantry.com) specifying its scope and purpose, which includes, among other things, (i) assisting the board in identifying, interviewing and recruiting qualified director candidates; (ii) annually presenting to the board of directors a list of individuals recommended for nomination to the board at the annual meeting of stockholders based on the committee’s review of those qualifications it deems necessary for service as a member of the board; (iii) monitoring the independence of the board; (iv) adopting (and periodically reviewing) a code of business conduct and ethics to ensure continued compliance with applicable legal and Nasdaq standards and corporate best practices; (v) periodically reviewing our public reporting and disclosure policies and procedures; (vi) monitoring and evaluating the work of our disclosure committee; and (vii) developing and implementing (and periodically reviewing) legal compliance policies and procedures for reporting evidence of material violations of securities laws, as required by the Sarbanes-Oxley Act and SEC regulations promulgated thereunder.

The corporate governance and nominating committee identifies, investigates and recommends prospective directors to the board of directors with the goal of creating a balance of knowledge, experience and capability. The committee identifies nominees by first evaluating the current members of the board of directors who are willing to continue in service, balancing the value of continuity of service by existing members with that of obtaining a new perspective. The committee believes that the continuing service of board members promotes stability and continuity in the boardroom and gives us the benefit of their familiarity and insight into our business. Accordingly, it is generally the policy of the committee to nominate qualified incumbent directors who wish to continue in service, so long as such directors (i) satisfy the committee’s criteria for membership on the board and (ii) in the opinion of the committee, will continue to make important contributions to the board. If (i) any member of the board of directors does not wish to continue in service, (ii) the committee or the board decides not to re-nominate a member for re-election, or (iii) the size of the board is increased, the committee generally will solicit suggestions for director candidates from all board members and will consult with its professional advisors and the National Association of Corporate Directors for potential nominees. The committee may also engage a search firm to assist in identifying qualified candidates; where such a search firm is engaged, the committee will set the fees and the scope of the engagement.

Candidates for director nominees are reviewed in the context of the current composition of the board of directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the corporate governance and nominating committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs and the current needs of our board of directors, to maintain a balance of knowledge, experience and capability. The corporate governance and nominating committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and having high moral character; however the committee retains the right to modify these minimum qualifications from time to time. The corporate governance and nominating committee recommended the slate of directors proposed for election at the annual meeting, which was unanimously approved by the board of directors, including unanimous approval by the independent members of the board of directors.

The policy of the corporate governance and nominating committee (and the board of directors generally) is to consider written nominations of candidates for election to the board of directors properly submitted by stockholders; however it does not actively solicit such nominations. Pursuant to our Bylaws, stockholders must comply with certain procedures in connection with any nominations to the board of directors, which are summarized below under “Procedure for Nominations of Directors.” The corporate governance and nominating committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate is recommended by a stockholder or otherwise.

Procedure for Nominations of Directors

Our Bylaws provide procedures for the nomination of directors. Our Bylaws provide that nominations for the election of directors may only be made by the board of directors or, if certain procedures are followed, by any stockholder who is entitled to vote generally in the election of directors. Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting). Each such notice of a stockholder’s intent to nominate a director must set forth certain information as specified in our Bylaws.

Stockholder Communications

Our stockholders may communicate directly with the members of the board of directors or the individual chairperson of standing board committees by writing directly to those individuals at the following address: The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

PROPOSAL 1:    ELECTION OF DIRECTORS

Pursuant to our Bylaws, our board of directors has fixed the size of our board of directors at ten members and has approved the nomination of the following ten directors for election at the annual meeting to serve for a period of one year or until the election and qualification of their successors: Peter J. Sodini, Robert F. Bernstock, Paul L. Brunswick, Wilfred A. Finnegan, Edwin J. Holman, Terry L. McElroy, Mark D. Miles, Bryan E. Monkhouse, Thomas M. Murnane and Maria C. Richter.

All of the directors elected to our board of directors at our March 30, 2006 annual meeting are standing for re-election. In addition, Wilfred A. Finnegan and Maria C. Richter, who were appointed to our board of directors in July 2006, are also standing for election. Mr. Finnegan and Ms. Richter were identified by the corporate governance and nominating committee by consulting with professional advisors and through the use of a fee-based search firm. The corporate governance and nominating committee recommended these directors to the full board.

Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies voted for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by our board of directors.

The following table and accompanying biographies provide information on our nominees for election to the board of directors at the annual meeting:

Name	Age	Year First Elected Director	Position
Peter J. Sodini	66	1995	President, Chief Executive Officer and Chairman of the Board
Robert F. Bernstock	56	2005	Director
Paul L. Brunswick	67	2003	Director
Wilfred A. Finnegan	48	2006	Director
Edwin J. Holman	60	2005	Director
Terry L. McElroy	58	2006	Director
Mark D. Miles	53	2006	Director
Bryan E. Monkhouse	62	2004	Director
Thomas M. Murnane	59	2002	Director
Maria C. Richter	52	2006	Director

Peter J. Sodini has served as our President and Chief Executive Officer since June 1996 and became The Pantry’s Chairman of the Board in February 2006. He previously served as our Chief Operating Officer from February 1996 until June 1996. Mr. Sodini was Chief Executive Officer and a director of Purity Supreme, Inc. from December 1991 through February 1996. Prior to 1991, Mr. Sodini held executive positions at several supermarket chains including Boys Markets, Inc. and Piggly Wiggly Southern, Inc. Mr. Sodini has served as a director since November 1995.

Robert F. Bernstock has served as a director since October 2005. Mr. Bernstock served as President and Chief Operating Officer of The Scotts Miracle-Gro Company from October 2005 through September 2006. Prior to that, Mr. Bernstock was President of North America for The Scotts Miracle-Gro Company from May 2003 to September 2005. From October 2002 to April 2003, Mr. Bernstock was Senior Vice President and General Manager of The Dial Corporation. Prior to that, Mr. Bernstock served as a consultant to the Chairman and member of the board of directors of VerticalNet, Inc., as well as a consultant to The Dial Corporation from January 2002 to October 2002. He served as President and Chief Executive Officer and as a member of the board of directors of Atlas Commerce from January 2001 through December 2001. Earlier in his career, he was a senior executive with Campbell Soup Company for 12 years and was President, Chief Executive Officer and a director of Vlasic Foods International from 1998 until January 2001. Mr. Bernstock is also a director of NutriSystem, Inc.

Paul L. Brunswick has served as a director since July 2003. Since 1999, Mr. Brunswick has been President of General Management Advisory, a provider of financial and business consulting services. Mr. Brunswick was the Vice President and Chief Financial Officer of GoodMark Foods, Inc., a company in the meat snack business, from 1992 until 1999.

Wilfred A. Finnegan has served as a director since July 2006. Mr. Finnegan has been an independent consultant since 2003. In that capacity, Mr. Finnegan served as a Senior Advisor to The Carlyle Group, a global private equity firm, from 2003 to 2005. He co-founded the high yield securities business at JPMorgan Chase (then Chemical Bank) in 1993 and served as a Managing Director in various roles—ultimately as the head of Global Leveraged Finance—over the following seven years. He was also a member of the Management, Global Markets and Market Risk committees. Earlier in his career, he was an investment banker at Donaldson, Lufkin & Jenrette and Drexel Burnham Lambert. He received his B.A. from Dartmouth College and his M.B.A. from Dartmouth’s Amos Tuck School of Business.

Edwin J. Holman has served as a director since October 2005. Since December 2004, Mr. Holman has served as Chairman and Chief Executive Officer of Macy’s South, a division of Federated Department Stores, Inc., that operates 123 department stores in the southern United States. Previously, he was Chairman and Chief

Executive Officer of Galyans Trading Company, Inc. from September 2003 to October 2004. Earlier in his career, Mr. Holman held senior executive positions with the Bloomingdales (from July 2000 to September 2003) and Rich’s/Lazarus/Goldsmiths divisions of Federated Department Stores, Inc. (from January 1999 to July 2000), Petrie Retail Inc., a specialty apparel retailer, Woodward & Lothrop, The Carter Hawley Hale Stores and The Neiman Marcus Group.

Terry L. McElroy has served as a director since March 2006. From January 2001 until his retirement in February 2006, Mr. McElroy served as President of McLane Grocery Distribution, a unit of McLane Company, Inc. From 1990 until January 2001, Mr. McElroy served as Senior Vice President, Grocery Operations, of McLane Company, Inc. Mr. McElroy originally joined McLane Company, Inc. in 1981 as Vice President, Distribution at McLane/Western, a division of McLane Company, Inc. During his tenure at McLane Company, Inc., Mr. McElroy has served in various other capacities, including as Regional Vice President of McLane/Western during 1984 where he was involved in the opening of McLane Company’s Sunwest, Suneast, Southern, and Midwest divisions.

Mark D. Miles has served as a director since January 2006. In January 2006, Mr. Miles assumed the position of President and Chief Executive Officer of the Central Indiana Corporate Partnership, Inc., a not-for-profit organization of central Indiana CEOs and university presidents that seeks to foster growth and opportunity throughout the region. From August 1990 to December 2005, Mr. Miles served as the Chief Executive Officer of the ATP, the official international circuit of men’s professional tennis tournaments governed by ATP Tour, Inc. Prior to his service as Chief Executive Officer of the ATP, Mr. Miles served as Executive Director of Corporate Relations for Eli Lilly & Co., an international agricultural, medical instrument and pharmaceutical company. Earlier in his career, Mr. Miles worked in politics, managing successful mayoral and United States senate campaigns. Mr. Miles has also served as the President of the Organizing Committee of the 1987 Pan American Games in Indianapolis and as President of the Indianapolis ATP tournament (now known as the RCA Championships).

Bryan E. Monkhouse has served as a director since December 2004. Currently, Mr. Monkhouse is chairman of a privately held tourism business and consults on strategic investments in the petroleum industry. Mr. Monkhouse was Chief Operating Officer of Irving Oil Limited, a privately held petroleum refiner and marketer serving New England and eastern Canada, from 2001 to 2003. Previously, he was responsible for Irving’s marketing operations, including approximately 800 convenience stores. Earlier in his career, Mr. Monkhouse was an executive with Suncor, Inc., an integrated oil company based in Calgary, where he held senior positions in corporate development and marketing.

Thomas M. Murnane has served as a director since October 2002 and as our lead director since February 2006. Mr. Murnane retired as a partner of PricewaterhouseCoopers, LLP in 2002 and currently provides consulting services. He served in various capacities in his tenure with that firm since 1980, including Director of the firm’s Retail Strategy Consulting Practice, Director of Overall Strategy Consulting for the East Region of the United States, and most recently, Global Director of Marketing and Brand Management for PwC Consulting. Mr. Murnane is also a director of Finlay Enterprises, Inc., Pacific Sunwear of California, Inc. and Captaris, Inc.

Maria C. Richter has served as a director since July 2006. Ms. Richter is an independent consultant. Previously, she was with Morgan Stanley for nine years, most recently as Managing Director of the Corporate Finance Retail Group, with responsibility for large retailing clients of the firm. Earlier, she headed a portion of the firm’s banking business in Latin America, and also played a key role in building its independent power and structured finance businesses. Before joining Morgan Stanley, she was with Salomon Brothers for one year and The Prudential Insurance Company of America for seven years. Ms. Richter began her career as an attorney with Dewey Ballantine. She earned her B.A. degree from Cornell University and her law degree from Georgetown University. Ms. Richter also serves on the board of National Grid plc and on the Private Equity Advisory Board of Republic Financial Corporation.

Our board of directors recommends that stockholders vote FOR the election of these nominees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes annual and long-term compensation paid or accrued by us for services rendered for the fiscal years indicated by our chief executive officer, our three other most highly compensated executive officers at the end of fiscal 2006 whose total salary and bonus exceeded $100,000 individually during fiscal 2006, and our former Senior Vice President, Operations (collectively, the “named executive officers”) (perquisites received did not exceed the lesser of $50,000 or 10% of salary and bonus compensation for any named executive officer in any year shown):

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options/SARs	All Other Compensation
Peter J. Sodini President and Chief Executive Officer	2006 2005 2004	$719,923 700,000 670,289	$1,092,000 1,050,000 500,000	50,000 72,500 45,000	$6,862 6,378 7,628	(1) (2) (3)

Steven J. Ferreira Senior Vice President, Administration	2006 2005 2004	308,538 288,154 247,615	312,000 300,000 160,000	30,000 53,000 34,000	6,832 6,640 7,491	(4) (5) (6)

Daniel J. Kelly Vice President, Finance and Chief Financial Officer	2006 2005 2004	257,115 241,116 209,231	260,000 250,000 140,000	20,000 38,000 18,000	6,683 8,293 3,486	(7) (8) (9)

David M. Zaborski Senior Vice President, Operations	2006 2005 2004	289,616 221,673 180,981	315,000 235,000 140,000	25,000 38,000 18,000	7,232 6,375 5,319	(10) (11) (12)

Joseph A. Krol Former Senior Vice President, Operations	2006 2005 2004	308,538 288,154 253,154	154,269 300,000 160,000	25,000 48,000 30,000	6,682 6,575 7,484	(13) (14) (15)

(1)	Includes $5,500 in matching contributions under our Retirement Savings Plan and $1,362 in life insurance premiums paid by us on behalf of the named executive officer.
(2)	Includes $5,250 in matching contributions under our Retirement Savings Plan and $1,128 in life insurance premiums paid by us on behalf of the named executive officer.
(3)	Includes $6,500 in matching contributions under our Retirement Savings Plan and $1,128 in life insurance premiums paid by us on behalf of the named executive officer.
(4)	Includes $5,500 in matching contributions under our Retirement Savings Plan and $1,332 in life insurance premiums paid by us on behalf of the named executive officer.
(5)	Includes $5,541 in matching contributions under our Retirement Savings Plan and $1,099 in life insurance premiums paid by us on behalf of the named executive officer.
(6)	Includes $6,392 in matching contributions under our Retirement Savings Plan and $1,099 in life insurance premiums paid by us on behalf of the named executive officer.
(7)	Includes $5,477 in matching contributions under our Retirement Savings Plan and $1,206 in life insurance premiums paid by us on behalf of the named executive officer.
(8)	Includes $7,345 in matching contributions under our Retirement Savings Plan and $948 in life insurance premiums paid by us on behalf of the named executive officer.
(9)	Includes $2,538 in matching contributions under our Retirement Savings Plan and $948 in life insurance premiums paid by us on behalf of the named executive officer.
(10)	Includes $5,911 in matching contributions under our Retirement Savings Plan and $1,321 in life insurance premiums paid by us on behalf of the named executive officer.
(11)	Includes $5,555 in matching contributions under our Retirement Savings Plan and $820 in life insurance premiums paid by us on behalf of the named executive officer.

(12)	Includes $4,499 in matching contributions under our Retirement Savings Plan and $820 in life insurance premiums paid by us on behalf of the named executive officer.
(13)	Includes $5,500 in matching contributions under our Retirement Savings Plan and $1,182 in life insurance premiums paid by us on behalf of the named executive officer.
(14)	Includes $5,454 in matching contributions under our Retirement Savings Plan and $1,121 in life insurance premiums paid by us on behalf of the named executive officer.
(15)	Includes $6,363 in matching contributions under our Retirement Savings Plan and $1,121 in life insurance premiums paid by us on behalf of the named executive officer.

Option Grants in Last Fiscal Year

The following table reflects stock options granted during fiscal 2006 to the named executive officers pursuant to our 1999 Stock Option Plan (the “1999 Plan,” which along with our 1998 Stock Option Plan are sometimes collectively referred to herein as the “stock option plans”). No stock appreciation rights were granted to the named executive officers during fiscal 2006. All options expire seven years from the date of grant or, if sooner, 90 days after termination of employment:

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5%	10%
Peter J. Sodini	50,000	(3)	15.6%	$35.76	10/26/2012	$728,000	$1,696,500
Steven J. Ferreira	30,000	(3)	9.3%	35.76	10/26/2012	436,800	1,017,900
Daniel J. Kelly	20,000	(3)	6.2%	35.76	10/26/2012	291,200	678,600
David M. Zaborski	25,000	(3)	7.8%	35.76	10/26/2012	364,000	848,250
Joseph A. Krol	25,000	(3)	7.8%	35.76	10/26/2012	364,000	848,250

(1)	Potential realizable value of grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the respective term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the price of our common stock increasing to $50.32 and $69.69 per share, respectively.
(2)	Options to purchase an aggregate of 321,500 shares were granted to employees during fiscal 2006.
(3)	Non-qualified stock options granted October 26, 2005. Shares subject to the options granted vest over three years, with 33.3% of such shares vesting on October 26 of each year beginning October 26, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Value

The following table sets forth information with respect to option exercises by the named executive officer for the fiscal year ended September 28, 2006 and held by them as of that date:

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at September 28, 2006		Value of Unexercised In-the-Money Options at September 28, 2006(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Sodini	38,000	$2,092,000	100,000	107,500	$3,084,114	$1,515,461
Steven J. Ferreira	45,666	1,693,530	39,000	62,667	1,143,618	978,776
David M. Kelly	30,333	1,182,882	25,333	46,000	725,008	690,636
Daniel J. Zaborski	30,333	1,239,394	26,999	54,334	756,928	774,166
Joseph A. Krol	62,800	2,582,264	34,390	42,667	1,013,748	809,040

(1)	These values are based upon the difference between the exercise price and the closing price per share on September 28, 2006 of $54.92.

Executive Employment Contracts

We have entered into employment agreements with our chief executive officer and our other named executive officers, and these contracts provide for certain severance payments if we experience a change of control.

Peter J. Sodini.    We entered into an employment agreement with Mr. Sodini on October 1, 1997. The agreement was subsequently amended to provide that the term shall expire on September 30, 2009. The agreement provides for:

•	an annual base salary of $475,000 (subject to annual adjustment by the board of directors);

•	participation in any of our benefit programs; and

•	participation in an incentive bonus program that provides for a payout of a minimum of $250,000 upon the achievement of goals determined by the board of directors (this bonus arrangement is not tied to specific objectives—the principal factor considered by the board of directors in connection with our current annual incentive plan was earnings per share).

Pursuant to the terms of the agreement, if we terminate Mr. Sodini prior to a “change in control” with just cause, Mr. Sodini will be entitled to his then effective compensation and benefits through the last day of his actual employment. If Mr. Sodini is terminated because of death or disability, we will pay to the estate of Mr. Sodini, in the case of his death, or to Mr. Sodini, in the case of his disability, one year’s pay less amounts paid under any disability plan.

If Mr. Sodini is terminated by us prior to a “change in control” without just cause, he will be entitled to amounts due him on the effective termination date, severance pay equal to his then current monthly salary for a period of 18 months and continued medical insurance coverage during the severance payment period (unless he is able to procure medical insurance coverage from a subsequent employer).

If Mr. Sodini’s employment is terminated without “cause” or for “good reason” following a “change in control,” then Mr. Sodini is entitled to salary continuation and benefits for 24 months.

For purposes of Mr. Sodini’s employment agreement, the terms below have the following meanings:

“Change in control” occurs if:

•	a change in control, of a nature that would be required to be disclosed in our proxy statement, occurs, whether or not we are required to so disclose it in our proxy statement;

•	any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than The Pantry, a trustee or other fiduciary holding securities under one of our employee benefit plans or a company owned by our stockholders becomes the “beneficial owner” (as defined under the federal securities laws) of securities representing more than 50% of our combined voting power;

•	any person, other than our existing stockholders, becomes the beneficial owner of more than 50% of our outstanding voting securities;

•	we consummate certain mergers or consolidations; or

•	we are liquidated or we sell or dispose of all or substantially all of our assets.

“Good reason” includes:

•	a reduction in Mr. Sodini’s annual base salary;

•	an adverse alteration in the nature of his position or responsibilities;

•	moving Mr. Sodini’s employment base more than 25 miles from its current location; or

•	a good faith determination by Mr. Sodini that as a result of the change in control, he is not able to discharge his duties effectively.

“Cause” includes:

•	a willful and continued failure to perform;

•	engaging in conduct that injures us; and

•	being convicted of a felony or any crime of moral turpitude.

Mr. Sodini’s agreement contains covenants prohibiting Mr. Sodini, through the period ending on the later of 18 months after termination or such time as he no longer receives severance benefits from us, from competing with us or soliciting our employees for employment.

Other Named Executive Officers.    We have also entered into employment agreements with each of Messrs. Ferreira, Kelly, Zaborski and Krol. The agreements are for one year terms, ending on April 30, 2004, but renew for successive one-year terms unless either party gives the other notice of non-renewal or the agreement is otherwise terminated. If any of the above listed executive officers is terminated without “cause” prior to a “change in control,” he would receive salary continuation for 12 months or until such time as he engages in other employment, after which he would receive the difference, if any, between his previous salary with us and his new salary.

If the executive officer’s employment is terminated without cause or for “good reason” following a “change in control”, he would receive salary continuation and health insurance for a period of 24 months from the termination date or until such time he engages in other employment, after which he would receive the difference, if any, between his previous salary with us and his new salary.

For purposes of our employment agreements with each of the above listed executive officers, the terms below have the following meanings:

A “change in control” occurs if:

•	any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than The Pantry, a trustee or other fiduciary holding securities under one of our employee benefit plans or a company owned by our stockholders becomes the “beneficial owner” (as defined under the federal securities laws) of securities representing more than 50% of our outstanding voting power;

•	any person, other than our existing stockholders, becomes the beneficial owner of more than 50% of our outstanding voting securities;

•	we consummate certain mergers or consolidations; or

•	we are liquidated or we sell or dispose of all or substantially all of our assets.

“Good reason” includes:

•	a reduction in annual base salary;

•	an adverse alteration in the nature of the executive officer’s position or responsibility;

•	moving the executive officer more than 50 miles from his current location;

•	the failure to pay the executive officer any portion of his current compensation or compensation under any deferred compensation program within seven days of the due date; or

•	the failure to provide the executive officer with benefits substantially similar to those enjoyed by him under any of our plans that he was participating in at the time of a change in control.

“Cause” means:

•	willful and continued failure to perform his duties;

•	insubordination;

•	conduct demonstrably and materially injurious to us; or

•	conviction of or entry of plea of guilty or nolo contendre to any crime involving moral turpitude or any felony.

Each agreement with the above-named executive officers contains a covenant prohibiting such officer through the period ending on the later of 12 months after termination or such time as he no longer receives severance benefits from us, from competing with us or soliciting our employees for employment.

Equity Compensation Plan Information

We maintain our stock option plans, pursuant to which we may grant equity awards to eligible persons. The following table sets forth aggregate information regarding our compensation plans in effect as of September 28, 2006:

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Available for Future Issuances Under Equity Compensation Plans (excluding Securities reflected in Column(a))
Equity compensation plans approved by security holders	788,604	$32.21	2,768,005
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	788,604	$32.21	2,768,005

The following descriptions of our stock option plans are summaries of the material terms and provisions of the respective plans and are not intended to be complete. Such descriptions are qualified in their entirety by reference to the full text of each such plan, a copy of each of which has been filed with the SEC and is available at the SEC’s website http://www.sec.gov.

Stock Option Plans.    Prior to its termination, the 1998 Stock Option Plan provided for the grant of incentive stock options and nonqualified stock options, as appropriate, to our officers, employees, consultants and members of our board of directors. An aggregate of 1,275,000 shares of common stock were originally reserved for issuance under the 1998 Stock Option Plan. Options to acquire 57 shares of common stock are outstanding under the 1998 Stock Option Plan as of January 25, 2007 with exercise prices no less than the fair market value of our common stock on the date of grant. In January 2003, our board of directors terminated the 1998 Stock Option Plan, but its provisions continue to govern options to purchase common stock that were outstanding as of the date of termination.

On June 3, 1999, we adopted the 1999 Plan with provisions similar to the 1998 Stock Option Plan, providing for the grant of incentive stock options and non-qualified stock options to our officers, directors, employees and consultants. Up to 3,825,000 shares of our common stock initially were reserved for issuance under the 1999 Plan. In connection with the termination of the 1998 Stock Option Plan in January 2003, our board of directors amended the 1999 Plan to increase the number of shares of common stock reserved for issuance under the 1999 Plan by 882,505 shares, which was the number of shares that remained available for issuance under the 1998 Stock Option Plan at that time. As amended, up to 4,707,505 shares of our common stock are reserved for issuance under the 1999 Plan. Options to acquire 1,041,547 shares of common stock are outstanding under the 1999 Plan as of January 25, 2007 with exercise prices no less than the fair market value of our common stock on the date of grant.

On August 1, 2006, the compensation and organization committee amended the 1999 Plan to provide for the automatic acceleration of vesting of outstanding unvested options to purchase our common stock if we experience a “change in control” (as such term is defined in the 1999 Plan). Prior to the amendments, any acceleration of vesting upon a change in control was at the sole discretion of the compensation and organization committee. Although the compensation and organization committee still retains the ability to accelerate outstanding options in other situations at its sole discretion, the amendments require that, upon a change in control, acceleration of outstanding unvested options is automatic.

Each of the stock option plans is administered by our board of directors or a committee of our board of directors. The exercise price of options granted under the 1999 Plan is no less than the fair market value of our common stock on the date of grant. Options granted under the 1999 Plan generally vest in equal annual installments over a three-year period, and may be exercised, in whole or in part, to the extent vested. Options granted under the 1999 Plan generally have terms of up to seven years. Additionally, the terms and conditions of awards under the plans may differ from one grant to another.

Director Compensation

Directors who are also employed by us are not separately compensated for their service on our board of directors. Independent directors are compensated for service as members of our board of directors through a combination of an annual retainer, cash meeting fees and options to purchase our common stock. Currently, our independent directors who receive such payments and option grants are Ms. Richter and Messrs. Bernstock, Brunswick, Finnegan, Holman, McElroy, Miles, Monkhouse and Murnane.

Annual Retainer and Cash Meeting Fees.    Independent directors receive a $20,000 annual retainer (paid quarterly). They also receive $2,500 for each board meeting they attend in person or by approved video conference ($1,250 if attendance is by teleconference), $1,000 for each committee meeting they attend in person or by approved video conference ($500 if attendance is by teleconference), and $1,000 for each committee meeting at which they act as chairperson ($500 if attendance is by teleconference). Members of our executive committee receive a $5,000 annual retainer (paid quarterly) in lieu of committee meeting fees for service on the executive committee.

Option Grants.    Each independent director is also eligible to receive 10,000 options to purchase our common stock on initial election to our board of directors and 5,000 options to purchase our common stock each year upon re-election to our board of directors. In addition to the compensation arrangements applicable to all independent directors, our “lead director” is entitled to receive on an annual basis upon re-election to our board of directors an additional 5,000 options to purchase our common stock. All of such options have a term of seven years, vest equally over a three-year vesting period and are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Other.    Each of our directors is also covered by director and officer liability insurance, has entered into an indemnification agreement with us that entitles him to, among other things, indemnification to the fullest extent permitted by law for amounts incurred in any action or proceeding on account of services provided as a director (subject to certain exceptions), and is entitled to reimbursement for reasonable out-of-pocket expenses in connection with attendance at board or committee meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation and organization committee who served during fiscal 2006 has ever served as an officer or employee of us or any of our subsidiaries. No interlocking relationships exist between our board of directors or compensation and organization committee and the board of directors or compensation committee of any other company.

Compensation and Organization Committee Report

The compensation and organization committee of our board of directors develops, oversees and reviews our general compensation plans and policies and recommends the individual compensation arrangements for our chief executive officer and each of our executive officers, including the named executive officers. The compensation and organization committee also administers our stock option plans. The compensation and organization committee is comprised solely of directors who are not employed by us and who are “independent directors” as that term is defined by applicable Nasdaq Marketplace Rules.

Our Executive Compensation Program

Our compensation and organization committee is committed to designing and implementing a program of executive compensation that will contribute to the achievement of our business objectives. We have an executive compensation program that we believe:

•	fulfills our business and operating needs, comports with our general human resource strategies and enhances stockholder value;

•	enables us to attract, motivate and retain the executive talent essential to the achievement of our short-term and long-term business objectives;

•	rewards executives for accomplishment of pre-defined business goals and objectives; and

•	provides rewards consistent with gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly financially advantaged.

In implementing our executive compensation program, we attempt to provide compensation opportunities that are generally comparable to those provided by similar companies in the convenience store, grocery and general retail industries. This “peer group” is not the same group used for the industry comparison in the performance graph found in the “Comparison of Cumulative Total Return” section below; rather, it reflects the industry groups with which we compete for personnel.

Elements of Executive Compensation

Our executive compensation program has four key components:

•	base salary;

•	annual performance awards;

•	long-term incentive awards; and

•	benefits.

These components combine fixed and variable elements to create a total compensation package that provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

Base Salary

Base salary represents the fixed component of our executive compensation program. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in similar companies in the convenience store, grocery and general retail industries. Individual salaries may be above or below the competitive norm, depending on the executive’s experience and performance. We consider the following factors in approving adjustments to salary levels for our executive officers:

•	the relationship between current salary and appropriate internal and external salary comparisons;

•	the average size of salary increases being granted by competitors;

•	whether the responsibilities of the position have changed during the preceding year; and

•	the individual executive’s performance as reflected in the overall manner in which his assigned role is carried out.

Annual Performance Award

Fiscal 2006 annual performance awards were granted pursuant to our annual incentive plan and are intended to serve two primary functions. First, these annual incentives permit us to compensate executive officers directly if we achieve specific financial performance targets. Second, these annual incentives also serve to reward executive officers for performance on those activities that are most directly under their control and for which they are held accountable.

Our annual incentive plan is a compensatory plan through which our executive officers are eligible to receive a cash bonus based primarily on (i) our earnings per share results, adjusted for such things as acquisitions and divestitures and other items at the discretion of the compensation and organization committee of our board of directors, and (ii) previously established cash bonus targets. We believe the plan aligns the interests of executive officers with those of our stockholders by linking the bonus amounts directly to company performance.

The target earnings per share result is based on our internal earnings per share budget estimates. Each executive’s cash bonus target is set by the compensation and organization committee of our board of directors at the beginning of each fiscal year. Actual bonus payouts, if any, under the plan will vary depending on actual earnings per share results (e.g., an executive’s cash bonus can exceed initial targets if earnings per share results exceed initial internal estimates).

In addition, the compensation and organization committee has retained discretion under the plan, in extraordinary circumstances, to award bonuses or otherwise increase, reduce or eliminate bonuses that otherwise might be payable to an executive officer based on actual performance even if inconsistent with the plan.

Participants in the plan who join us mid-year will have bonuses, if any, prorated. Bonuses are intended to be paid no later than 130 days following the close of the fiscal year. Participants must be employed on the date bonuses are paid in order to receive a payment, except that in the event of death, disability or retirement prior to that date participants may have their bonuses prorated and paid on the date other bonuses are paid in the discretion of the compensation and organization committee of our board of directors.

The committee reviews our annual incentive plan each year and expects to recommend that our board of directors make adjustments to the plan for fiscal 2007 awards.

Long-Term Incentive Awards

Fiscal 2006 long-term incentive awards were granted pursuant to our 1999 Plan and are intended to align the interests of executive officers and other key employees with those of our stockholders, reward executives for maximizing stockholder value and facilitate the retention of key employees.

The size of an individual’s stock option award is based primarily on individual performance and the individual’s responsibilities and position with us. These options are granted with an exercise price equal to the fair market value of our common stock on the date of grant; therefore, the stock options have value only if our common stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of stockholder value over the long-term and to encourage ownership in our common stock. These options vest and become exercisable in three equal, annual, installments beginning on the first anniversary of the date of grant. The stock option plans are discretionary plans; however, it has been the compensation and organization committee’s practice generally to award options annually.

We are submitting for stockholder approval a new equity compensation plan, The Pantry, Inc. 2007 Omnibus Plan, at the annual meeting that, if approved, will replace the 1999 Plan. See “Proposal 2: Approval of The Pantry, Inc. 2007 Omnibus Plan” below for a summary of the plan. The new plan will permit us to make equity (and equity-based) awards in a wider array of forms, thereby giving us greater flexibility in our equity compensation planning.

Benefits

Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

Chief Executive Officer (“CEO”) Compensation

Mr. Peter J. Sodini’s compensation for the fiscal year ended September 28, 2006, was determined in accordance with the above plans and policies taking into account his employment agreement with us. Mr. Sodini’s employment agreement provides for his participation in an incentive bonus program (with a minimum payout of $250,000 upon the achievement of goals determined by the board of directors, and other perquisites). During fiscal 2006, Mr. Sodini earned $1,092,000 in annual performance awards pursuant to our annual incentive plan (described more fully above), which bonus was tied to our earnings per share. Mr. Sodini’s compensation was solely based on our financial results. The compensation and organization committee believes the best quantitative measurement on which to base the compensation of Mr. Sodini and our executive officers given our growth strategy is earnings per share, as it closely aligns their compensation with the changes in stockholder value.

Policy With Respect to $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code (“Code”) imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for “performance-based” compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. In the event that the compensation and organization committee considers approving compensation in the future that would exceed the $1 million deductibility threshold, the compensation and organization committee will consider what actions, if any, should be taken to make such compensation deductible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our overall compensation philosophy. From time to time, we may award compensation that is not fully deductible if we determine that such award is consistent with this philosophy and is in our best interest and the best interests of our stockholders.

Conclusion

The compensation and organization committee believes that these executive compensation policies and programs effectively promote our interests and enhance stockholder value.

Submitted by our compensation and organization committee

Edwin J. Holman (Chairperson)

Robert F. Bernstock

Terry L. McElroy

Mark D. Miles

Comparison Of Cumulative Total Return

The following graph compares the cumulative total stockholder return on our common stock from September 27, 2001 through September 28, 2006, with the cumulative total return for the same period on the S&P SmallCap 600 Index, the Russell 2000 Index and a company-defined peer group. The graph assumes that at the beginning of the period indicated, $100 was invested in our common stock and the stock of the companies comprising the SmallCap 600 Index, the Russell 2000 Index and the company-defined peer group and that all dividends were reinvested. The company-defined peer group is comprised solely of Casey’s General Stores, Inc.

The stockholder return shown on the graph below is not necessarily indicative of future performance and we do not make or endorse any predictions as to future stockholder returns.

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

AUDIT COMMITTEE REPORT

The audit committee of our board of directors is composed of Paul L. Brunswick (Chairperson), Wilfred A. Finnegan, Bryan E. Monkhouse and Thomas M. Murnane and operates under an amended and restated charter (a copy of which is attached to this Proxy Statement as Appendix A and which is posted on our website at www.thepantry.com). The general role of the audit committee is to assist our board of directors in overseeing our accounting and financial reporting processes and the audit of our financial statements.

In the performance of its oversight function, the audit committee has met and held discussions with management, who represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with both management and the independent public accountants. The audit committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

Our independent public accountants also provided to the audit committee the written disclosures and the letter required by the current version of Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed their independence with the independent public accountants. In connection with that, the audit committee has considered whether the provision of non-auditing services (and the aggregate fees billed for these services) in fiscal 2006 by Deloitte & Touche LLP to us is compatible with maintaining the independent public accountants’ independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes, including our system of internal control over financial reporting and the preparation of our consolidated financial statements, and members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants. The audit committee also hires and sets the compensation for our independent public accountants.

The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent public accountants do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the amended and restated audit committee charter, the audit committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended September 28, 2006, be included in our Annual Report on Form 10-K filed with the SEC. The audit committee also retained Deloitte & Touche LLP as our independent public accountants for the 2007 fiscal year.

Submitted by our audit committee

Paul L. Brunswick (Chairperson)

Wilfred A. Finnegan

Bryan E. Monkhouse

Thomas M. Murnane

TRANSACTIONS WITH AFFILIATES

Stock Subscription Plan

Our 1998 stock subscription plan permits our employees, including directors and executive officers, and our consultants to purchase up to an aggregate of 158,100 shares of common stock at a purchase price equal to the fair market value on the date of purchase. The purchase price for all common stock purchased under our stock subscription plan was $11.27 per share and was paid in cash and/or the delivery to us of a secured promissory note payable to us or one of our subsidiaries. As of the date hereof, we have issued 134,436 shares of common stock, net of subsequent repurchases of 11,577 shares, to 38 employees under the stock subscription plan.

We have the right to repurchase shares purchased under this plan upon an employee’s termination of employment. This right terminates with respect to each share on the first anniversary of the purchase date for such share.

No shares were purchased during the last fiscal year pursuant to the stock subscription plan.

Indemnification Agreements

In connection with their appointment to our board of directors during fiscal 2006, we entered into indemnification agreements with each of Robert F. Bernstock, Wilfred A. Finnegan, Edwin J. Holman, Terry L. McElroy, Mark D. Miles and Maria C. Richter, which agreements generally require us to indemnify such individuals to the fullest extent permitted by law. Among other things, the indemnification agreements require us, with certain exceptions, to indemnify each director, as applicable, for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including but not limited to any action by or in the right of us, on account of services as a director, of us, or as a director any other company or enterprise to which the person provides services at our request.

Terry L. McElroy/McLane Company

Terry L. McElroy, a current director who is standing for re-election, is the former President of McLane Grocery Distribution, a division of McLane Company, Inc. (“McLane”). McLane is a leading national provider of wholesale distribution and logistics services to convenience stores, drug stores, mass merchandisers, quick-service restaurants, movie theaters and other specialty retailers. Pursuant to a contract with McLane that runs through April 2010, we purchase the majority of our general merchandise, including most tobacco products and grocery items, from McLane. As a result of purchases of general merchandise during fiscal 2006, we paid McLane approximately $533 million.

Other

We have adopted a policy that we will not enter into any material transaction in which a company director, officer or stockholder has a direct or indirect financial interest unless the transaction is reviewed and approved by the audit committee of our board of directors in accordance with applicable Nasdaq Marketplace Rules.

PROPOSAL 2:    APPROVAL OF THE PANTRY, INC. 2007 OMNIBUS PLAN

The compensation and organization committee of the board of directors unanimously approved The Pantry, Inc. 2007 Omnibus Plan (the “Plan”) at its January 12, 2007 meeting and recommended that the full board of directors approve the Plan. The board of directors then unanimously approved the Plan at its January 12, 2007 meeting. The Plan will not become effective unless it is approved by our stockholders.

The purpose of the Plan is to advance our interests and the interests of our stockholders through awards that give employees and directors a personal stake in our growth, development, and financial success. Awards under the Plan are designed to motivate employees and directors to devote their best efforts to our business. Such awards will also help us attract and retain the services of employees and directors who are in a position to make significant contributions to our future success.

As of January 25, 2007, the market price of our common stock was $49.27 per share, based on the last reported transaction price on such date for the common stock as listed for trading on the Nasdaq Global Select Market.

In connection with approving the Plan and recommending it to the Board of Directors for approval, the compensation and organization committee reviewed the only current company plan under which we can make equity awards, the 1999 Plan, considered that such plan only permits awards of stock options, and determined that it is in our best interests and the best interests of our stockholders to adopt a new equity compensation plan that will permit equity (and equity-based) awards to be made in a wider array of forms, thereby giving us greater flexibility in our equity compensation planning. The Plan will give us that flexibility.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is it a qualified plan under Section 401(a) of the Code. The Plan is, however, intended to qualify under Sections 162(m) and 409A of the Code, where applicable. The Plan is being submitted for approval to our stockholders to comply with Nasdaq Marketplace Rules, to qualify certain Plan awards under Section 162(m), and to obtain favorable tax treatment for incentive stock options (“ISOs”) under Code Section 422.

Effect of Plan Adoption on the 1999 Plan

After stockholder approval of the Plan, the 1999 Plan will still govern option grants previously made pursuant to that plan, but no further grants will be made under it. Other than a grant of 20,000 options with an exercise price of $52.04 on November 6, 2006, and grants of 233,000 options with exercise prices of $50.99 on November 9, 2006, we have not made any other option grants under the 1999 Plan since September 28, 2006, and we do not plan to make any additional grants if stockholders approve the Plan.

Plan Summary

The following description of the Plan is a summary of its material terms and provisions and is not intended to be complete. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Plan Administration.    The Plan will be administered by the compensation and organization committee. The members of the compensation and organization committee consist of directors who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act, “outside directors” for purposes of Code Section 162(m), and “independent directors” as defined by applicable Nasdaq Marketplace Rules. Subject to the provisions of the Plan, the compensation and organization committee has broad discretion to construe, interpret and administer the Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award.

The compensation and organization committee’s decisions will be conclusive, final and binding on all parties. Subject to the requirements of applicable law and as more fully described in the Plan, we will indemnify members of the compensation and organization committee against reasonable expenses incurred by them in connection with any action taken against them in connection with the Plan.

Eligibility.    The compensation and organization committee has the exclusive right, subject to applicable law and stock exchange listing standards, to determine, or delegate the authority to determine, those persons who will be granted awards under the Plan. Although the Plan is drafted broadly to permit the committee to make grants to all of our approximately 11,800 employees (including employees of our subsidiaries or affiliates) and ten directors, under the 1999 Plan the committee has only made awards to directors and to key employees who are in a position to make significant contributions to our business. Consistent with this compensation objective, a total of 63 persons have received awards under the 1999 Plan, and we have no plans to significantly change the scope of our equity compensation awards.

Types of Awards.    We may generally grant the following types of awards under the Plan: stock options (including both ISOs and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs), stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, annual incentive awards, cash-based awards and other stock-based awards.

Shares Available.    The Plan permits the award of 2,400,000 shares of common stock plus shares subject to outstanding options under the 1999 Plan as of the date the Plan is approved by the stockholders that are subsequently forfeited or that otherwise cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable shares. Prior to granting any equity incentive awards pursuant to the Plan, we intend to register the 2,400,000 shares reserved under the Plan with the SEC.

Annual Award Limits:    The following annual award limits apply to awards make pursuant to the Plan:

•	Options: The maximum aggregate number of shares subject to options that may be granted in any one plan year to any one participant is 250,000.

•	Stock Appreciation Rights: The maximum number of shares subject to stock appreciation rights that may be granted in any one plan year to any one participant is 250,000.

•	Restricted Stock or Restricted Stock Units: The maximum aggregate number of shares of restricted stock or number of restricted stock units that may be granted in any one plan year to any one participant is 150,000.

•	Performance Units or Performance Shares: The maximum aggregate award of performance units or performance shares that may be granted in any one plan year to any one participant is 150,000 shares if such award is payable in shares, or equal to the value of 150,000 shares if such award is payable in cash or property other than shares, determined as of the earlier of the vesting or the payout date, as applicable.

•	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to cash-based awards in any one plan year to any one participant may not exceed $5,000,000.

•	Other Stock-Based Awards: The maximum aggregate number of shares that may be granted pursuant to other stock-based awards in any one plan year to any one participant is 150,000.

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of our stock or property, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the compensation and organization committee must make an adjustment to prevent dilution or enlargement of a participant’s rights under the Plan and may do so by substituting or adjusting the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, or other value determinations applicable to outstanding awards as it determines in its discretion.

Granting of Awards.    The compensation and organization committee will have authority to grant the following types of awards subject to the following conditions:

•	Nonqualified and Incentive Stock Options: All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the compensation and organization committee will determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of our common stock on the date of grant. At the time of exercise, the exercise price must be paid in full (i) in cash, (ii) in shares of common stock valued at their fair market value on the date of exercise, (iii) by a cashless (broker-assisted) exercise, (iv) by a combination of (i)–(iii), or (v) by such other method as the compensation and organization committee may determine.

•	Stock Appreciation Rights: Stock appreciation rights offer recipients the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of our common stock at the time of redemption. At the time a stock appreciation right is granted, the compensation and organization committee may authorize payment of the spread for a stock appreciation right in the form of (i) cash, (ii) common stock to be valued at its fair market value on the date of exercise, (iii) a combination of (i) and (ii), or (iv) by such other method as the compensation and organization committee may determine. The committee’s determination regarding the form of payout must be set forth in the award agreement.

•	Restricted Stock and Restricted Stock Units: The compensation and organization committee may award common stock to participants and may impose any conditions or restrictions on these awards it deems advisable. The committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

•	Performance Units or Performance Shares: Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer. “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit. Accordingly, the Plan permits the compensation and organization committee to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, common stock, or a combination thereof as set forth in the award agreement upon achievement of such established performance goals. The Plan also authorizes the compensation and organization committee to accelerate the vesting of any award based on the achievement of such goals. In setting the performance goals, the compensation and organization committee may use the following measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity and cash flow return on investment); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; unit volume; working capital targets and change in working capital; and economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital). Any performance measures on which the compensation and organization committee bases performance goals may be used to measure the performance of (i) us; (ii) one or more of our subsidiaries or affiliates; (iii) our business units or the business units of our subsidiaries or affiliates; (iv) any combination of (i)–(iii); or (v) any of (i)–(iv) as compared to the performance of a group of peer companies, or published or special index that the compensation and organization committee, in its sole discretion, deems appropriate. In addition, we may use as a performance measure a comparison of our share price against various stock market indices. Performance awards may be granted either alone or in addition to other grants made under the Plan.

•	Cash-Based Awards: The compensation and organization committee may grant cash-based awards to participants as determined by the committee. Payment of the cash-based awards may be made in either cash or common stock.

•	Other Stock-Based Awards: The compensation and organization committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

Termination of the Plan.    The Plan will terminate after 10 years. At any time, the compensation and organization committee may terminate the Plan. In the event the Plan is terminated, recipients of awards under the Plan will retain all rights to such awards in accordance with the terms of the awards.

Termination of Service.    In the event of a termination of service by an award recipient, the recipient’s rights with respect to his or her awards will be determined in accordance with the terms of the awards.

Change in Control.    In the event of a change in control, unless the committee specifies otherwise in an award agreement, any options or stock appreciation rights granted will become fully exercisable and vested, all restrictions and deferral limitations applicable to any restricted stock will lapse; and the restrictions and deferral limitations and other conditions applicable to any other awards under the Plan will lapse.

Dividends.    The Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

New Plan Benefits

There have been no awards granted under the Plan to date. Additionally, inasmuch as awards under the Plan will be granted at the sole discretion of the compensation and organization committee, we cannot determine at this time either the persons who will receive awards under the Plan or the amount of any such awards.

U.S. Treasury Department Circular 230 Disclosures

To ensure compliance with Treasury Department Circular 230, you are hereby notified that: (a) any discussion of federal tax issues in this proxy statement is not intended or written to be relied upon, and cannot be relied upon, by any taxpayer for the purpose of avoiding penalties that may be imposed on taxpayers under the Code; (b) such discussion was written in connection with the promotion or marketing (within the meaning of Treasury Department Circular 230) of the transactions or matters addressed in this proxy statement; and (c) each taxpayer should seek advice based on his, her or its particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences

The following discussion of the federal income tax consequences of awards granted under the Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.    Nonqualified stock options granted under the Plan will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. We will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income.

Incentive Stock Options.    An employee will generally not recognize ordinary income on grant or exercise of an incentive stock option so long as he or she has been an employee of us or our subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, we may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, we will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights.    To the extent that the requirements of the Code are met, there are no immediate tax consequences to an employee when a stock appreciation right is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a stock appreciation right, payments are normally includable in the employee’s gross income for regular income tax purposes. We will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.

Restricted Stock.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, we will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

Restricted Stock Units.    Generally, an employee will not recognize ordinary income until common stock or cash become payable under the restricted stock unit, even if the award vests in an earlier year. We will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Performance Units/ Performance Shares.    As stated above, the performance units and performance shares awarded under the Plan are intended to be “Qualified performance-based compensation” under Section 162(m) of the Code and, therefore, deductible by us when the employee recognizes ordinary income. Employees under the Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards.    Any cash payments or the fair market value of any common stock or other property an employee receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, we will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deferred Compensation.    All awards under the Plan must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees.

Our board of directors recommends that the stockholders vote FOR approval of the Plan.

PROPOSAL 3:    RATIFICATION OF APPOINTMENT

OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee of our board of directors is solely responsible for selecting our independent public accountants. The audit committee has selected Deloitte & Touche LLP as our independent public accountants for fiscal year 2007. Although stockholder approval is not required to appoint Deloitte & Touche LLP as our independent public accountants, we believe that submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “For” this proposal.

During our fiscal year ended September 28, 2006, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Deloitte & Touche LLP on our consolidated financial statements for the years ended September 28, 2006, and September 29, 2005, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement and to respond to questions.

Principal Accountant Fees and Services

The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual consolidated financial statements for fiscal 2006 and fiscal 2005, and fees billed for services rendered by the Deloitte Entities during the same periods.

	Fiscal 2006	Fiscal 2005
Audit Fees (a)	$1,983,380	$1,664,251
Audit-Related Fees (b)	$38,666	$48,454
Tax Fees (c)	$323,061	$342,223
All Other Fees (d)	$64,728	$74,900

Total	$2,409,385	$2,129,828

(a)	Fees for audit services billed or expected to be billed relating to fiscal 2006 and 2005 consisted of:

•	Audit of our annual financial statements

•	Reviews of our quarterly financial statements

•	Comfort letters, consents and other services related to SEC matters

•	Attestation on management’s assessment of internal control, as required by the Sarbanes Oxley Act of 2002, Section 404

(b)	Fees for audit-related services provided during fiscal 2006 consisted of:

•	Financial accounting and reporting consultations

•	Employee benefit plan audits

•	Agreed-upon procedures engagements

Fees for audit-related services provided during fiscal 2005 consisted of:

•	Financial accounting and reporting consultations

•	Employee benefit plan audits

•	Agreed-upon procedures engagements

•	Sarbanes-Oxley Act, Section 404 advisory services

(c)	Fees for tax services provided during fiscal 2006 and 2005 consisted of tax compliance and tax planning and advice:

•	Fees for tax compliance services totaled $278,370 and $246,230 in 2006 and 2005, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

o	Federal, state and local income tax return assistance

o	Property and other tax return assistance

o	Assistance with tax audits and appeals

•	Fees for tax planning and advice services totaled $44,691 and $95,993 in fiscal 2006 and fiscal 2005, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted primarily of reviews of depreciable asset tax lives.

(d)	Fees for all other services rendered during fiscal 2006 and fiscal 2005 consisted of permitted non-audit services, such as:

•	Human capital advisory services

•	Risk consulting services

In considering the nature of services provided by the Deloitte Entities, the audit committee determined that such services are compatible with the provisions of independent audit services. The audit committee discussed these services with the Deloitte Entities and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Policy for Approval of Audit and Non-audit Services.    The audit committee has adopted, and the board of directors has ratified, an Interim Policy Regarding the Approval of Audit and Non-audit Services Provided by the Independent Auditor (the “Approval Policy”), which describes the procedures and the conditions pursuant to which the audit committee may grant general pre-approval for services proposed to be performed by our independent public accountants.

All services provided by our independent public accountants, both audit and non-audit, must be pre-approved by the audit committee. The audit committee may delegate to one or more designated member(s) of the audit committee, who satisfies the definition of “independent director” under applicable Nasdaq Marketplace Rules (the “Designated Member”), the authority to grant pre-approvals of “permitted services” (which are defined as those that are not specifically prohibited by the Approval Policy), or classes of permitted services, to be provided by the independent public accountants. The Approval Policy describes the types of classes of permitted services (e.g., annual audit services or tax consulting services) that may be pre-approved by the audit committee or a Designated Member. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service. The decisions of the Designated Member to pre-approve a permitted service are required to be reported to the audit committee at its regularly scheduled meetings. All audit and non-audit services provided by our independent public accountants during fiscal 2006 and fiscal 2005 were pre-approved by or on behalf of our audit committee.

In determining whether to approve a particular audit or permitted non-audit service, the audit committee (or the Designated Member) will consider, among other things, whether such service is consistent with maintaining the independence of the independent public accountants. The audit committee (or the Designated Member) will also consider whether the independent public accountants are best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

Our board of directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP for fiscal year 2007.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% beneficial owners to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the report forms that were filed, we believe that during fiscal 2006 all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with, except that Mr. Bernstock failed to timely file a Form 4 covering one transaction, Mr. Brunswick failed to timely file two Form 4s covering a total of three transactions, Mr. Ferreira failed to timely file a Form 4 covering four transactions, Mr. Finnegan failed to timely file a Form 3 and failed to timely file a Form 4 covering one transaction, Mr. Todd W. Halloran (a former director) failed to timely file a Form 4 covering 14 transactions, Mr. Holman failed to timely file a Form 4 covering one transaction, Mr. Kelly failed to timely file a Form 4 covering 8 transactions, Mr. Krol failed to timely file a Form 4 covering 24 transactions, Mr. McElroy failed to timely file a Form 3 and failed to timely file a Form 4 covering one transaction, Mr. Miles failed to timely file a Form 3 and failed to timely file a Form 4 covering one transaction, Mr. Monkhouse failed to timely file a Form 4 covering four transactions, Mr. Murnane failed to timely file a Form 4 covering two transactions, Ms. Richter failed to timely file a Form 3 and failed to timely file a Form 4 covering one transaction, and Mr. Zaborski failed to timely file a Form 4 covering four transactions.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

Any proposals which stockholders intend to present for a vote of stockholders at the 2008 annual meeting of stockholders and which such stockholders desire to have included in our Proxy Statement and form of proxy relating to that meeting must be sent to our principal executive offices, marked to the attention of our Secretary, and received by us at such offices on or before September 28, 2007, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement. Our determination of whether we will oppose inclusion of any proposal in our Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC. Proposals received after September 28, 2007, will not be considered for inclusion in our proxy materials for our 2008 annual meeting of stockholders.

In addition, if a stockholder intends to present a matter for a vote at the 2008 annual meeting of stockholders, the stockholder must give advance notice to us determined in accordance with our Bylaws. To be timely, a stockholder’s notice must be received by our Secretary at our principal executive offices between November 30, 2007 and December 28, 2007, which is not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of this year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than

70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us) (the “Bylaw Proposal Window”). Each such stockholder’s notice must set forth certain additional information as specified in our Bylaws, including without limitation:

•	as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and

•	the name and record address of the stockholder, the class and number of shares of our capital stock that are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

Finally, in accordance with SEC rules, if a stockholder gives notice of a proposal after December 30, 2007, which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement (the “Discretionary Vote Deadline”), our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2008 annual meeting of stockholders.

It is possible that the Bylaw Proposal Window may occur after the Discretionary Vote Deadline (e.g. if the date of next year’s annual meeting is more than 70 days after the first anniversary of this year’s annual meeting). In such a case, a proposal received after the Discretionary Vote Deadline, but within the Bylaw Proposal Window, would be eligible to be presented at the 2008 annual meeting of stockholders, and we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to the meeting.

We have not been notified by any stockholder of his or her intent to present a proposal from the floor at this year’s annual meeting of stockholders. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting of stockholders, including any stockholder proposals properly presented to us within the Bylaw Proposal Window for this year’s annual meeting of stockholders.

MISCELLANEOUS

Stockholders Sharing the Same Last Name and Address

Only one Annual Report and Proxy Statement may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to our Secretary, by mail addressed to The Pantry, Inc., P.O. Box 1410, 1801 Douglas Drive, Sanford, North Carolina 27330 or by telephone at (919) 774-6700. Stockholders sharing an address and currently receiving a single copy may contact our Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting our Secretary as described above.

Availability of Annual Report on Form 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2006, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE, TO ANY STOCKHOLDER. SUCH REQUESTS SHOULD BE ADDRESSED TO BERRY EPLEY, CORPORATE CONTROLLER, THE PANTRY, INC., P.O. BOX 1410, 1801 DOUGLAS DRIVE, SANFORD, NORTH CAROLINA 27330 ((919) 774-6700).

Costs of Soliciting Proxies

We will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. We have retained Morrow & Co., Inc. to aid in the search for stockholders and delivery of proxy materials. The aggregate fees to be paid to Morrow & Co., Inc. are not expected to exceed $5,000. In addition, as part of the services provided to us as our transfer agent, Wachovia Bank, N.A. will assist us in identifying recordholders.

By Order of the Board of Directors

Daniel J. Kelly

Vice President, Finance, Chief Financial Officer and Secretary

Sanford, North Carolina

Appendix A

Fourth Amended and Restated Audit Committee Charter

The Pantry, Inc.

October, 2006

Purpose

This Amended and Restated Audit Committee Charter (the “Charter”) is adopted by the Board of Directors (the “Board”) of The Pantry, Inc. (the “Company”) to assist the Board and the Audit Committee of the Board (the “Audit Committee”) in the performance of their responsibilities.

The Audit Committee is appointed by the Board to assist the Board in monitoring:

(1) The integrity of the financial statements of the Company,

(2) The compliance by the Company with legal and regulatory requirements of financial reporting and

(3) The independence and performance of the Company’s internal accounting staff and external auditors.

The Company’s independent auditor is accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders. The Audit Committee has the ultimate authority to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditor.

In addition, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise or assist the Audit Committee. The Audit Committee may request such special consultants, any officer or employee of the Company, the Company’s outside counsel or independent auditor or the Audit Committee’s counsel to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

Composition and Meetings

Composition:    The Audit Committee shall have a minimum of three directors, each of whom shall meet the experience and independence requirements of the National Association of Securities Dealers (“NASD”), the SEC rules and regulations and applicable law. Each member of the Audit Committee shall be able to read and understand fundamental financial statements in accordance with NASD Marketplace Rules, and at least one member of the Audit Committee shall have past employment experience sufficient to qualify such member as an “audit committee financial expert,” as such term may be defined by rules or regulations adopted by the Securities and Exchange Commission (the “Commission”) or by the NASD. The Board shall appoint the members of the Audit Committee.

Meetings:    The Audit Committee shall meet as frequently as circumstances require, but no less than quarterly. As part of each such meeting, the Audit Committee shall meet with the Company’s chief financial officer, the Company’s principal accounting officer, the Company’s internal audit director, and the Company’s independent auditor in separate executive sessions to discuss any matters required by law to be discussed in executive session or that the Audit Committee or each of these groups believes should be discussed privately.

Responsibilities

The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Board recognizes that the Company’s management, as well as the independent auditor, have more knowledge and specific information about the Company and its financial statements and performance than do the members of the Audit Committee; consequently, in carrying out its oversight responsibilities, the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The Audit Committee’s responsibilities shall be those set forth in this Charter. In addition, the Audit Committee shall in good faith, with the assistance of counsel, keep itself informed of any changes in applicable laws or any rules or regulations adopted by the Commission, the Public Company Accounting Oversight Board or the NASD (the “Regulatory Standards”) that may impact the Audit Committee’s responsibilities or this Charter and incorporate any applicable changes into this Charter on a timely basis. Accordingly, the Audit Committee shall have counsel review its Charter at least annually to ensure consistency with the Regulatory Standards.

Specific Functions

The following functions shall be the recurring activities of the Audit Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide to comply with any Regulatory Standards or otherwise as appropriate given the circumstances.

The Audit Committee shall:

1. Make regular reports to the Board.

2. Review and reassess the adequacy of this Charter on a periodic basis and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders’ meeting proxy statement once every three years or in the next annual stockholders’ meeting proxy statement after any significant amendment to the Charter.

3. Prepare the “Audit Committee Report” required by the rules of the Commission to be included in the Company’s annual proxy statement.

4. Review with management and the independent auditor the adequacy and effectiveness of the Company’s internal controls and procedures for annual and interim financial reporting. Such review should include any (i) major issues regarding accounting and auditing principles and practices, (ii) significant deficiencies or material weaknesses in the design or operation of the internal controls, or (iii) fraud that involves management or other employees who have a significant role in the Company’s internal controls. Also, review, before release, any reports of the Chief Executive Officer or Chief Financial Officer required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended and any attestations or reports of the independent auditors related to management’s assessment of the Company’s internal control over financial reporting required by Item 308 of Regulation S-K. Also, elicit any recommendations for the improvement of such internal controls or for particular areas where new or more detailed controls or procedures are desirable. Emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or improper.

5. Oversee the Company’s internal audit function, including reviewing and advising on the selection and removal of the internal audit director. Such oversight should include review of activities, organizational structure, qualifications, and performance of the internal audit function as well as an annual review of the internal audit plan. Periodically review with the internal audit director any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work. Discuss the results of the annual evaluation of the internal audit function by the independent auditor and the review of the independent auditor by the internal audit function. Make suggestions, as necessary, as a result of such reviews. Day-to-day administrative management of the internal audit function shall remain with the chief financial officer.

6. Review an analysis prepared by management and the independent auditor of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of (i) the Company’s critical accounting policies and practices, (ii) the effect of alternative GAAP methods on the Company’s financial statements, including without limitation, the ramifications of such alternatives and the treatment preferred by the independent auditor, (iii) any other material written communications between the independent auditor and management, and (iv) a description of any transaction as to which management obtained Statement on Auditing Standards No. 50 letters.

7. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet arrangements on the Company’s financial statements.

8. Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings, including the results of the independent auditors’ review of the quarterly financials. These discussions may be held with the Audit Committee as a whole or with the Audit Committee chair or other designated member of the Audit Committee in person or by telephone.

9. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, principal accounting officer or management.

10. Review with management a report on the Company’s certification process for periodic reports required by applicable law. Discuss with management on a quarterly basis or as otherwise required any significant deficiencies in internal controls and any fraud involving employees of the Company who play a major role in the internal audit structure.

11. Select, evaluate and where appropriate recommend to stockholders the appointment of the independent auditor, which firm shall be ultimately accountable to the Audit Committee and the Board.

12. Approve the fees to be paid to the independent auditor for audit services.

13. Pre-approve the retention of the independent auditor for any permissible non-audit service and the fee for such service prior to the performance thereof. Subject to any Regulatory Standards that may be adopted from time to time, certain non-audit services and the fees to be paid in connection therewith may be ratified and approved after the performance thereof by the Audit Committee chair or other designated member of the Audit Committee provided (1) the aggregate amount of all such non-audit services is less than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which such services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, (3) such services are promptly brought to the attention of the Audit Committee and approved, in the manner set forth above, prior to the completion of the audit and (4) the ratification of any non-audit services in this manner is disclosed in the Company’s periodic reports.

14. Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independent Standards Board Standard Number 1 or any other Regulatory Standards, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditor.

15. Evaluate together with the Board, at least annually, the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditor.

16. Establish policies and procedures for the rotation of the Company’s lead audit partner every five years or as otherwise may be required pursuant to Regulatory Standards which may be adopted from time to time.

17. Recommend to the Board guidelines for the Company’s hiring of employees or former employees of the independent auditor who were engaged in the Company’s account, taking into account any applicable laws and Regulatory Standards.

18. Discuss with the independent auditor significant matters with respect to which the audit team consulted the firm’s national office, and if so determined by the Audit Committee, discuss such matters with the national office or direct management to discuss such matters with the national office.

19. Obtain from the independent auditor assurance that no illegal acts that would have a direct and material effect on the determination of financial statement amounts have been discovered in the course of the audit which would implicate Section 10A of the Private Securities Litigation Reform Act of 1995.

20. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

21. Establish and maintain procedures for (i) the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls, or auditing matters (“Accounting/Auditing Complaints”); and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review all issues / concerns communicated via the Company’s procedures for the Confidential Submission of Information to the Audit Committee (the “Whistleblower Procedures”) or otherwise received by the Committee, including but not limited to Accounting/Auditing Complaints. After review, determine what action, if any, and/or investigation is required by the Committee. Review with management and the independent auditor any correspondence with regulators or governmental agencies, any Accounting/Auditing Complaints received by the Company or the Audit Committee and any employee submissions or published reports which raise material issues regarding the Company’s financial statements or accounting policies. When applicable, complete all indicated actions or investigations and report issues and resolutions to the full Board in a timely manner. For communications received through the Whistleblower Procedures or otherwise that are deemed insignificant by the Committee, forward to the Director of Internal Audit for resolution with the appropriate member of management / department within the Company. Also, periodically review these complaint procedures to confirm that they are operating effectively.

22. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

A. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management.

B. Any changes required in the planned scope of the internal audit.

C. The internal audit department responsibilities, budget and staffing.

23. Review the appointment of the principal accounting officer.

24. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

25. Advise the Board with respect to any issues related to compliance with applicable laws and Regulatory Standards.

26. Review with the Company’s legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

27. Review and approve all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis.

28. Monitor the Company’s Disclosure Committee to ensure that meetings are occurring on a regular basis and that such discussions are documented.

Appendix B

The Pantry, Inc.

2007 Omnibus Plan

Effective [Date of Shareholder Approval]

The Pantry, Inc.

2007 Omnibus Plan

Effective [Date of Shareholder Approval]

Article 1.    Establishment, Purpose, and Duration

1.1 Establishment.    The Pantry, Inc. (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as The Pantry, Inc. 2007 Omnibus Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.

The Plan shall become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan.    The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.

1.3 Duration of the Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the Effective Date.

1.4 No More Grants Under Prior Plan.    After the Effective Date, no more grants will be made under the Prior Plan.

Article 2.    Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8 “Change of Control” means any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than: (i) the Company; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (iii) a Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) the existing holders of capital stock of the Company as of the date hereof, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(ii) The consummation of a merger, share exchange, consolidation or reorganization involving the Company and any other Company or other entity as a result of which less than fifty percent (50%) of the combined voting power of the Company or of the surviving or resulting Company or entity after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of the Company immediately prior to such transaction.

(iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11 “Company” means The Pantry, Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.12 “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Effective Date” has the meaning set forth in Section 1.1.

2.15 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the NASDAQ Stock Market LLC or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19 “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 “Nonemployee Director” means a Director who is not an Employee.

2.24 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30 “Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31 “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37 “Plan” means the The Pantry, Inc. 2007 Omnibus Plan.

2.38 “Plan Year” means the calendar year.

2.39 “Prior Plan” means the 1999 Stock Option Plan, as amended and restated as of August 2, 2006

2.40 “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

2.41 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.42 “Share” means a share of common stock of the Company, par value $.01 per share.

2.43 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.44 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.    Administration

3.1 General.    The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee.    The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m); (v) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; (vii) subject to the provisions of Section 4.4., authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (viii) subject to the provisions of Articles 15 and 17, amend the terms and conditions of any outstanding Award; (ix) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.

3.3 Delegation.    To the extent permitted by law and applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.    Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

(i) Two million four hundred thousand (2,400,000) Shares, plus

(ii) The number of Shares subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable Shares.

(b) The maximum number of Shares of the Share Authorization that may be issued pursuant to Full Value Awards under this Plan shall be one million two hundred thousand (1,200,000).

(c) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be two million four hundred thousand Shares (2,400,000).

4.2 Share Usage.    Shares covered by an Award shall only be counted as used to the extent they are actually issued; provided, however, that the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax witholding obligations on Awards issued under the Plan and Shares tendered to pay the exercise price of Awards under the Plan will no longer be eligible to be returned as available Shares under the Plan. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits.    Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a) Options:    The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).

(b) SARs:    The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).

(c) Restricted Stock or Restricted Stock Units:    The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

(d) Performance Units or Performance Shares:    The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one hundred fifty thousand (150,000) Shares if such Award is payable in Shares, or equal to the value of one hundred fifty thousand (150,000) Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e) Cash-Based Awards:    The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed five million dollars ($5,000,000).

(f) Other Stock-Based Awards.    The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

4.4 Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, or other value determinations applicable to outstanding Awards, as determined by the Committee in its sole discretion.

The Committee, in its sole discretion, may also make appropriate adjustments to any other terms of any outstanding Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5.    Eligibility and Participation

5.1 Eligibility.    Individuals eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation.    Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.

Article 6.    Stock Options

6.1 Grant of Options.    Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2 Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4 Term of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.

6.6 Payment.    A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment/Service.    Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Article 7.    Stock Appreciation Rights

7.1 Grant of SARs.    Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2 SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR.    The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment/Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.    Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the The Pantry, Inc. 2007 Omnibus Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of The Pantry, Inc., 1801 Douglas Drive, Sanford, NC.”

8.5 Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment/Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.    Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares.    Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment/Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.    Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards.    Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment/Service.    The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.    Transferability of Awards

11.1 Transferability.    Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action.    The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.    Performance Measures

12.1 Performance Measures.    The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Customer satisfaction;

(p) Unit volume;

(q) Working capital targets and change in working capital; and

(r) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance.    The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a

Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation.    Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.

12.4 Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.    Nonemployee Director Awards

From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (i) the number of Board committees on which a Nonemployee Director serves; (ii) service of a Nonemployee Director as the chair of a Board committee; (iii) service of a Nonemployee Director as Chairman of the Board; or (iv) the initial selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors, as it shall from time to time determine.

Article 14.    Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15.    Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee specifies otherwise in an Award Agreement, in the event of a Change of Control: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

Article 16.    Rights of Participants

16.1 Employment/Service.    Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation.    No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder.    Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.    Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination.    Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described in Section 4.4 hereof, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3 Awards Previously Granted.    Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4 Amendment to Conform to Law.    Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 18.    Withholding

18.1 Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.    Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.    General Provisions

20.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

20.2 Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations.    The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Employees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b) Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices.

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.

20.10 Uncertificated Shares.    To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12 No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans.    Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14 Deferred Compensation.    Except for any deferral feature build into an Award of Restricted Stock Units, no deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A, and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

20.15 Nonexclusivity of This Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16 No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17 Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.18 Indemnification.    Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

This Proxy is Solicited on Behalf of the Board of Directors

P    R    O    X    Y

THE PANTRY, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders.

The undersigned hereby appoints Peter J. Sodini and Daniel J. Kelly as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in The Pantry, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said company to be held on Thursday, March 29, 2007 at 10:00 a.m. Eastern Standard Time, at the Embassy Suites Hotel and Conference Center, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided below. The Board recommends a vote “FOR” each of the proposals listed below.

1.	Election of the following nominees as directors for a one year term: Peter J. Sodini, Robert F. Bernstock, Paul L. Brunswick, Wilfred A. Finnegan, Edwin J. Holman, Terry L. McElroy, Mark D. Miles, Bryan E. Monkhouse, Thomas M. Murnane and Maria C. Richter.

☐ FOR all nominees (except as marked to the contrary below.)	☐ WITHHOLD AUTHORITY to vote for all nominees.

(INSTRUCTION: To withhold authority to vote for any individual nominee(s) write that nominee’s name on the line provided below.)

2.	Approval of The Pantry, Inc. 2007 Omnibus Plan.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.	Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 27, 2007.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

PLEASE MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

(continued and to be signed on the reverse)

(continued from other side)

By signing the proxy, a stockholder will also be authorizing the proxyholder to vote in his discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to stockholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Company believes that adjournment would promote stockholder interests.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

SHARES

Please date and sign this Proxy and return promptly.

Dated:                                                                            , 2007

(Be sure to date proxy)

Signature and title, if applicable

Signature if held jointly

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.